SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Gabelli Global Utility & Income Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0116828
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series B Cumulative Puttable and Callable Preferred Shares	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-223652

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                Description of Registrant’s Securities to be Registered.

The sections captioned “Description of the Securities” in the Registrant’s Prospectus, dated October 17, 2018, and “Summary of the Terms of Series B Preferred Shares,” “Terms of the Series B Preferred Shares” and “Special Risks of the Offering and the Series B Preferred Shares” in the Registrant’s Prospectus Supplement, dated November 9, 2018, both filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-223652) on November 9, 2018, are incorporated herein by reference.

Item 2.                Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission and are incorporated by reference to the Registrant’s Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-223652 and 811-21529, as filed with the Securities and Exchange Commission on November 9, 2018:

(1)	Second Amended and Restated Agreement and Declaration of Trust of Registrant[1]

(2)	Statement of Preferences of the Series B Cumulative Preferred Shares[2]

(3)	Amended & Restated By-Laws of Registrant[1]

(4)	Form of Subscription Certificate for Common Shares and Series B Cumulative Preferred Shares[2]

(1) Incorporated by reference to the Registrant’s pre-effective Amendment No. 1 to the Registration Statement on Form N-2, File Nos. 333-175701 and 811-21529, as filed with the Securities and Exchange Commission on September 19, 2011.

(2) Incorporated by reference to the Registrant’s post-effective Amendment No. 3 to the Registration Statement on Form N-2, File Nos. 333-223652 and 811-21529, as filed with the Securities and Exchange Commission on November 9, 2018.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Gabelli Global Utility & Income Trust
(Registrant)

By:	/s/ Agnes Mullady
Name: Agnes Mullady Title: Vice President

Date: December 17, 2018